Exhibit (a)(1)(B)
To: All Eligible Stock Option Holders
Subject: Willis Group Holdings Limited — Offer to Purchase Eligible Stock Options
Earlier today, Willis Group Holdings Limited (“Willis”) filed with the United States Securities and Exchange Commission (the “SEC”), documentation regarding an Offer to Purchase Eligible Stock Options (the “Offer”) from Associates who currently hold stock options which meet specific eligibility criteria.
Equity compensation, such as stock options, serves as a motivational and retentive tool, aligning the interests of Associates with shareholders. In light of the significant economic downturn over the past nine months, many of the stock options you currently hold are underwater and are not providing the value intended. As such, Willis has carefully considered alternative means of providing value and has chosen to implement the Offer, which provides Associates with the opportunity to receive consideration in cash in exchange for these underwater options.
To further explain and introduce this Offer, Joe Plumeri will be hosting a conference call tomorrow (July 9, 2009) at 12:00 p.m. New York Time (EDT) (5:00 p.m. London Time (BST)). Further details regarding this conference call, including your local call-in information, are found at the end of this email.
A summary of the terms of the Offer are as follows:
•	Willis is offering a cash payment of USD 2.04 per share of common stock subject to all Eligible Options (defined below). Outside the US, this amount will be converted into your local currency (using the U.S. exchange rate in effect as of June 30, 2009, which was the date we completed the valuation of Eligible Options) prior to payment. You will be able to see the amount of cash payment in your local currency on the Offer Website described below.

•	Eligible Options are those which:
o	have a strike price greater than $35.00 per share;

o	are currently fully vested or will be fully vested by December 31, 2010;

o	were granted under our Amended and Restated 2001 Share Purchase and Option Plan, but excluding options granted under the following sub-plans:
▪	The Willis Group Holdings Limited Sharesave Plan 2001;

▪	The Willis Group Holdings Limited International Sharesave Plan; and

▪	The Willis Group Holdings Limited Irish Sharesave Plan;
o	are outstanding (i.e. have not been exercised) at the time of Offer and the expiration time of the Offer; and

o	are held by Eligible Optionees (as defined in the Offer).
•	Participation is on a grant by grant basis.

•	The cash payment has no vesting requirements or other restrictions. The cash payments, subject to tax withholdings, will be paid as soon as administratively practicable following the expiration of the Offer. Assuming the Offer period is not extended, it is anticipated that the payment will be made through your local payroll around the end of August.

•	Participation in the Offer is voluntary.

•	If you choose not to participate, you will retain your outstanding stock options and their terms will remain unchanged.

•	The Offer will expire at 5 p.m. New York Time (EDT) on August 6, 2009, unless we extend it.

•	The Offer is not available to the members of our Board of Directors or our Partners Group, which is comprised of our executive officers and other heads of major business areas and corporate functions.
The offering materials describing the Offer and the election form needed to participate this Offer are posted on a secure, external website (the “Offer Website”) at www.willisoptionexchange.com. The Offer Website displays details regarding the eligible stock options and how you can elect to participate. You will soon receive another email containing log on details to the Offer Website from willis@globalshares.com.
If you wish to participate, you must do so through the Offer Website. However, please note that, if you are a resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, you are required to complete and return a paper election form in addition to making your election on the Offer Website. Please carefully review all offering materials posted on the Offer Website for information regarding this separate requirement.
Please be advised that this is only a short summary of the Offer. You will find more information on the Offer Website. The Offer is subject to numerous terms and conditions, which are contained in the offering materials posted on the Offer Website and filed with the SEC on July 8, 2009. You should carefully read these terms and conditions before deciding to participate in the Offer. The Offer is entirely voluntary and we make no recommendations as to whether you should participate in the Offer. You should consult with your own advisors regarding your decision.
After the conference call, all questions about the Offer, or requests for assistance or for additional copies of any offering materials, should be made by email to willis@globalshares.com.
Offer Introduction Call Information:
Date: July 9, 2009
Time: 12:00 p.m. New York Time (EDT); 5:00 p.m. London Time (BST)

Leader Name: Joe Plumeri	Passcode: WILLIS

UK:

Toll Number	44-20-7950-6551
Freephone / Toll-Free Number	0800-279-3590

USA:

Toll Number	1-210-795-1143
Freephone / Toll Free Number	866-297-1588
Additional Information:
•	Please start dialing in at least 20 minutes before the scheduled start time to enable a prompt start to the call.

•	After the operator has connected you into the call, there will be music while you are on hold until the conference starts.

•	During the call, all participants will be in “Listen Only” mode.

•	A Q&A session will take place after the opening comments. The operator will signal the start of the event. To ask a question, please dial *1 after the prompt and you will be placed into the Q&A queue. To withdraw your question, please dial *2.

•	During the call, if you experience any difficulty, please dial *0 for an operator.
Dial in numbers:

Freephone/
Country		Toll Numbers	Toll Free Number**
ARGENTINA			0800-777-0498
AUSTRALIA	ADELAIDE:	61-8-8121-4863	1-800-758-196
AUSTRALIA	BRISBANE:	61-7-3102-0965	1-800-758-196
AUSTRALIA	CANBERRA:	61-2-6100-1965	1-800-758-196
AUSTRALIA	MELBOURNE:	61-3-9010-7734	1-800-758-196
AUSTRALIA	PERTH:	61-8-9467-5244	1-800-758-196
AUSTRALIA	SYDNEY:	61-2-8211-1396	1-800-758-196
AUSTRIA		43-1-92-80-003	0800-677-861
BELGIUM		32-1-150-0312	0800-4-9471
BRAZIL			0800-8912026
CHILE			1230-020-2453
CHINA*		86-400-810-4761	10800-712-1202
10800-120-1202
COLOMBIA			01800-9-156439
CZECH REPUBLIC		420-2-25-98-56-16	800-700-168
DENMARK		45-7014-0239	8088-2100
ESTONIA			800-011-1121
FINLAND	Land Line:	106-33-149	0-800-1-12771
FINLAND	Mobile:	09-106-33-149	0-800-1-12771
FRANCE	LYON:	33-4-26-69-12-76	080-563-9909
FRANCE	MARSEILLE:	33-4-86-06-00-76	080-563-9909
FRANCE	PARIS:	33-1-70-75-25-35	080-563-9909
GERMANY		49-69-2222-3198	0800-101-6627
GREECE		30-80-1-100-0674	00800-12-6609
HONG KONG		852-3001-3842	800-968-764
HUNGARY			06-800-17241
INDIA			000-800-852-1218
INDONESIA			001-803-011-3502
IRELAND		353-1-247-5274	1800-992-870
ISRAEL			1-80-9303035
ITALY		39-02-3601-0953	800-985-849
JAPAN	OSAKA:	81-6-7739-4764	0034-800-40-0719
JAPAN	TOKYO:	81-3-5539-5164	0034-800-40-0719
LATVIA			8000-3098
LUXEMBOURG		352-27-000-1351
MALAYSIA			1-800-80-8124
MEXICO			001-866-627-0579
NETHERLANDS		31-20-718-8530	0800-023-4392
NEW ZEALAND		64-9-970-4646	0800-447-834
NORWAY		47-21-59-00-49	800-15497
PANAMA			011-001-800-5072083
PERU			0800-53753
PHILIPPINES		63-2-858-3710
POLAND			00-800-1211184
PORTUGAL			8008-12439
RUSSIA			8-10-8002-9873011
SINGAPORE		65-6883-9208	800-120-4284
SLOVAK REPUBLIC		421-2-322-422-16
SOUTH AFRICA			080-09-93384
SOUTH KOREA		82-2-6744-1062	00798-14800-6326
SPAIN		34-91-414-40-78	800-098-194
SWEDEN		46-8-505-96-328	0200-897-068
SWITZERLAND		41-44-580-4210	0800-000-782
TAIWAN		886-2-2795-7358	00801-137-694
THAILAND			001-800-1206-65092
UNITED KINGDOM	BIRMINGHAM:	44-121-210-9016	0800-279-3590
UNITED KINGDOM	GLASGOW:	44-141-202-3216	0800-279-3590
UNITED KINGDOM	LEEDS:	44-113-301-2116	0800-279-3590
UNITED KINGDOM	LONDON:	44-20-7950-6551	0800-279-3590
UNITED KINGDOM	MANCHESTER:	44-161-601-1416	0800-279-3590
URUGUAY			000-413-598-3431
USA		1-210-795-1143	866-297-1588
VENEZUELA			0800-1-00-2797

*	Access to your conference call will be either of the numbers listed, dependent on the participants’ local telecom provider.
**	Restrictions may exist when accessing freephone/toll free numbers using a mobile telephone.
Where the above information constitutes a financial promotion in the United Kingdom, it is being distributed only to and is directed only at employees of Willis Group Holdings Limited (all such persons together being referred to as “Relevant Persons”) for the purposes of Willis Group Holdings Limited’s Amended and Restated 2001 Share Purchase and Option Plan in circumstances in which Article 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, applies. The information must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is only available to Relevant Persons and will be engaged in only with Relevant Persons.